Exhibit 4.16

Summary of the Agreements entered by Axtel
In connection with the acquisition of the Avantel Companies.

1.	Master Agreement.

Axtel, S.A.B. de C.V. (“Axtel”) and Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex (“Banamex”) entered into a Mater Agreement dated November 27, 2006, which established the terms and conditions for the sale of substantially all of the assets of Avantel Infraestructura, S. de R.L. de C.V. and the sale of the 100% of the partnership interest in Avantel Infraestructura, S. de R.L. de C.V. and Avantel, S. de R.L. de C.V. (the “Transaction”).  Such Master Agreement was subject to the following terms and conditions:

Purpose:
Establish the terms and conditions for the sale of substantially all of the assets of Avantel Infraestructura, S. de R.L. de C.V. and the sale of the 100% of the Partnership Interest in Avantel Infraestructura, S. de R.L. de C.V. and Avantel, S. de R.L. de C.V. (the “Transaction”), including the following terms applicable to this Transaction:

(i)	Affirmative and Negative Covenants;
(ii)	Representations, Warranties and Indemnification;
(iii)	Special Due Diligence & Price Adjustment Mechanism;

Affirmative and
Negative Covenants:          Banamex agreed and covenanted to:

-	Provide to Axtel all the information required to carry on the Transaction;

-
Make its best efforts to (i) continue operating the Avantel companies in a manner consistent with past practice, (ii) maintain its employees, directors, suppliers, sellers, outsourcers, advisors, (iii) maintain its corporate and accounting books in compliance with the Mexican Laws; (iv) maintain its assets at least in the current operational conditions; (v) to maintain its current insurance policies;

-	Not sell, lease, transfer, assign, encumber or grant the use of the Assets of Avantel companies outside of the ordinary course of business;

-	Not enter into transactions with its affiliates outside of the ordinary course of business;

-	Not amend the by-laws of the Avantel Companies;

-	Not authorize reductions of capital stock of the Avantel Companies;

Representations and
Warranties:
-	Banamex provided the following representations and warranties:

o	Corporate power and authority to enter the Transaction Agreements;
o	Corporate existence and good standing of the Avantel Companies;
o	Compliance with the Corporate Books;
o	Valid capital stocks for each Avantel Companies;
o	No encumbrance over the shares and partnership interests of the Avantel Companies;
o	No third party rights over the shares and partnership interests of the Avantel Companies;
o	Compliance with governmental authorizations and concessions;
o	Compliance of the financial statements and the accountable books;
o	Compliance with tax obligations;
o	Compliance with labor obligations;
o	No material litigations and administrative proceedings;
o	Relations with partners and shareholders;
o	Ownership of properties and absence of liens;
o	Compliance with intellectual property;
o	Compliance with environmental laws;
o	Corporate Approvals;
o	Powers of Attorney;
o	Ownership of Subsidiaries;

Indemnification:
-
The indemnity amount that Banamex is required to pay Axtel for any breach of such representations and warranties is capped at US$62,000,000.00, this cap shall not apply for third party claims regarding the ownership of the partnership interest sold to Axtel.

Special Due Diligence &
Price Adjustment Mechanism:

-	Axtel has the right to perform a special Due Diligence six months following the execution of the Master Agreement in order to validate the price paid by Axtel for the Transaction.
-	If Axtel finds an element that affects the price paid for the Transaction, the Contract establishes a procedure for price adjustment.

Conditions Precedent:	The sale of assets was subject to the fulfillment of the following conditions precedent on or before December 29, 2006:

-	Acquisition approval by Axtel’s Shareholders.

-	Authorization by the Transport and Communications Ministry of Mexico.

-	Axtel obtaining the necessary funding commitments.

Governing Law and Jurisdiction:
The Contract shall be governed by, construed and interpreted in accordance with the laws of Mexico, and all disputes or controversies shall be settled solely in the courts of, the City of Monterrey, Nuevo Leon.

General Terms and Conditions:
In addition to the foregoing, the Contract included the following clauses: (i) Force Majuere, (ii) Notices and Communications (iii) Waivers, (iv) Amendments and Modifications, (v) Headings, (vi) Partial Invalidity and Severability, (vii) Confidentiality and (viii) Assignment.

2.-	Asset Purchase Agreement.

Axtel, S.A.B. de C.V. (“Axtel”) as buyer and Avantel Infraestructura, S. de R.L. de C.V. (“Avantel Infraestructura”) as seller, entered into an Asset Purchase Agreement dated November 27, 2006 for the sale of the assets of Avantel Infraestructura. Such Asset Purchase Agreement was subject to the following terms and conditions:

Price:	US$475,000,000.00 plus the respective Valued Added Tax for an amount of US$69,409,149.00;

Payment Terms:
-	100% on Closing Date
-	the payment shall be made by wire transfer.
-	the payment shall be made in US Dollars.

-	Avantel Infraestructura shall deliver the relevant invoices within three (3) business days after Closing Date, which shall comply with Mexican tax requirements.

Taxes:	Each Party shall be solely responsible for and pay all taxes, duties, levies and other charges imposed on them by applicable law.

Closing Date:	The Closing Date will be the date when all the conditions precedent will be fulfilled.

The Conditions Precedent were fulfilled on December 4, 2006.

Title and Risk of Loss:	The title and risk of loss of the Assets will pass to Axtel upon payment.

Assets Delivery:              Avantel Infraestructura will transfer (virtually) the possession of the assets upon Closing Date.

Conditions Precedents:	The asset sale was subject to the fulfillment of the following conditions precedent on or before December 29, 2006:

-	Approval by Axtel’s Shareholders to acquire assets and capital stock of Avantel.

-	Authorization by the Transport and Communications Ministry of Mexico.

-	Axtel obtaining the necessary funding commitments.

Representations and
Warranties:	The same as set forth in the Master Agreement.

Seller’s Liability:	Avantel Infraestructura’s partners assumed the liabilities of Avantel Infraestructura for the sale of the Assets.

Governing Law And Jurisdiction:
The Contract shall be governed by, construed and interpreted in accordance with the laws of Mexico, and all disputes or controversies shall be settled solely in the courts of, the City of Monterrey, Nuevo Leon.

General Terms and Conditions:
In addition to the foregoing, the Contract included the following clauses: (i) Force Majuere, (ii) Notices and Communications (iii) Waivers, (iv) Amendments and Modifications, (v) Headings, (vi) Partial Invalidity and Severability, (vii) Confidentiality and (viii) Assignment.

3.-	Partnership Interest Purchase Agreement.

Axtel, S.A.B. de C.V. (“Axtel”) and its subsidiary Impulsora e Inmobiliaria Regional, S.A. de C.V. (“Impulsora”) as buyers, and Banco Nacional de México, S.A. (“Banamex”) represented by Banco J.P. Morgan, S.A. as a trustee of Banamex, Nueva Promotora de Sistemas de Teleinformática, S.A. de C.V. (“Nueva Promotora”), and Telecomunicaciones Holding MX, S. de R.L. de C.V. (“Tel Holding”) as sellers, entered into a Partnership Interest Purchase Agreement dated November 27, 2006 regarding the sale of the 100% of their equity participation in Avantel Infraestructura, S. de R.L. de C.V. (“Avantel Infraestructura”) and Avantel, S. de R.L. de C.V. (“Avantel Concesionaria”) Such Partnership Interest Purchase Agreement was subject to the following terms and conditions:

Partnership Interest
Sold:

(i) Banamex, Nueva Promotora and Tel Holding will sell to Axtel the following equity participation in Avantel Concesionaria:

Partner	Partnership Interest Description	Price to be Paid by Axtel, (In Dollars)
Nueva Promotora.	1 Serie A	$7,950,000.00
Nueva Promotora	1 Serie B	$375,000.05
Tel Holding	1 Serie B	1,500,000.00
Banamex	1 Serie A	$5,173,987.22
	$14,998,987.27

(ii) Banamex will sell to Impulsora the following equity participation in Avantel Concesionaria:

Partner	Partnership Interest Description	Price to be Paid by Impulsora, (In Dollars)
Banamex	1 Serie B	$1,012.73

(iii) Banamex and Tel Holding will sell to Axtel the following equity participation in Avantel Infraestructura:

Partner	Partnership Interest Description	Price to be Paid by Axtel, (In Dollars)
Tel Holding	1 Serie B	$202,310.19
Tel Holding	1 Serie A	$4,138,522.86
Banamex	1 Serie B	$1,800,760.99
Banamex,	1 Serie B	$9,798,205.66
$15,939,799.69

(iv) Banamex will sell to Impulsora the following equity participation in Avantel Infraestructura:

Partner	Partnership Interest Description	Price to be Paid by Impulsora, (In Dollars)

Banamex	1 Serie	$200.31

Payment Terms:
-	100% on the Closing Date
-	the payment shall be made by wire transfer.
-	the payment shall be made in US Dollars.

Taxes:	Each Party shall be solely responsible for and pay all taxes, duties, levies and other charges imposed on them by applicable law.

Closing Date:	The Closing Date will be the date when all the conditions precedent will be fulfilled.

The Conditions Precedent were fulfilled on December 4, 2006.

Conditions Precedent:	The sale of the partnership interest was subject to the fulfillment of the following conditions precedent on or before December 29, 2006:

-	Approval by Axtel’s Shareholders to acquire assets and capital stock of Avantel.

-	Authorization by the Transport and Communications Ministry of Mexico.

-	Axtel obtaining the necessary funding commitments.

-	Payment by Axtel to Avantel Infraestructura of the assets’ purchase price under the Assets Purchase Agreement.

Representations & Warranties:	The sellers represented to the buyers that they were the only holders of legal title of the Partnership Interest sold.

Seller's
Liability:                The seller’s liability is set forth in the Master Agreement.

Governing Law
And Jurisdiction: The Contract shall be governed by, construed and interpreted in accordance with the laws of Mexico, and all disputes or controversies shall be settled solely in the courts of, the City of Monterrey, Nuevo Leon.

General Terms and Conditions:
In addition to the foregoing, the Contract included the following clauses: (i) Force Majuere, (ii) Notices and Communications (iii) Waivers, (iv) Amendments and Modifications, (v) Headings, (vi) Partial Invalidity and Severability, (vii) Confidentiality and (viii) Assignment.

4.	Asset Purchase Agreement.

Axtel, S.A.B. de C.V. (“Axtel”) as buyer and Avantel Infraestructura, S. de R.L. de C.V. (“Avantel Infraestructura”) as seller, entered into an Asset Purchase Agreement dated November 27, 2006 regarding the sale of the assets of Avantel Infraestructura. Such Asset Purchase Agreement was subject to the following terms and conditions:

Purchase Price:	US$9,618,795.00 plus the respective Value Added Tax in an amount of US$1,442,819.00

Payment Terms:
-	100% on Closing Date
-	the payment shall be made by wire transfer.
-	the payment shall be made in US Dollars.
-	The Seller shall deliver the relevant invoices within three (3) business days after Closing Date, which shall comply with Mexican tax requirements.

Taxes:	Each Party shall be solely responsible for and pay all taxes, duties, levies and other charges imposed on them by applicable law.

Closing Date:	The closing date will be the date when all the conditions precedent will be fulfilled.

The Conditions Precedent were fulfilled on December 4, 2006.

Title and Risk of Loss:	The legal title and risk of loss of the Assets will pass to Axtel upon payment.

Assets Delivery:              The seller will transfer (virtually) to Axtel the possession of the assets upon Closing Date.

Conditions Precents:	The asset sale was subject to the fulfillment of the following conditions precedent on or before December 29, 2006:

-	Approval by Axtel’s Shareholders to acquire assets and capital stock of Avantel.

-	Authorization by the Transport and Communications Ministry of Mexico.

-	Axtel obtaining the necessary funding commitments.

Warranties:                                           The warranties of the Assets are set forth in the Master Agreement.

Seller’s Liability:	The partners of the seller in the Master Agreement assumed the liabilities of the Seller for the sale of the Assets.

Governing Law And Jurisdiction:
The Contract shall be governed by, construed and interpreted in accordance with the laws of Mexico, and all disputes or controversies shall be settled solely in the courts of, the City of Monterrey, Nuevo Leon.

General Terms and Conditions:
In addition to the foregoing, the Contract included the following clauses: (i) Force Majuere, (ii) Notices and Communications (iii) Waivers, (iv) Amendments and Modifications, (v) Headings, (vi) Partial Invalidity and Severability, (vii) Confidentiality and (viii) Assignment.

5.	Bridge Credit Agreement

Axtel, S.A.B. de C.V. as Borrower, Avantel, S. De R.L. de C.V. and other subsidiaries of the Borrower as Guarantors, various Financial Institutions, as Lenders and Credit Suisse, Acting through its Cayman Islands Branch as the Administrative Agent, entered in the Bridge Credit Agreement dated as of November 30, 2006. By virtue of this Bridge Credit Agreement, Axtel financed part of the acquisition of all of the Capital Stock in Avantel, S. de R.L. de C.V. and substantially all of the assets and all of the Capital Stock of Avantel Infraestructura, S. de R.L. de C.V. The Bridge Credit Agreement is attached in the Exhibit 4.18.

6.                Term Loan Credit Agreement.

Axtel, S.A.B. de C.V. as Borrower, Avantel, S. De R.L. de C.V. and other subsidiaries of the Borrower as Guarantors, various Financial Institutions, as Lenders,  Citibank, N.A. as the Administrative Agent and Banco Nacional de México, S.A. Integrante del Grupo Financiero Banamex, as the Peso Agent, entered in the Credit Agreement dated as of November 30, 2006. By virtue of this Credit Agreement, Axtel financed part of the acquisition of all of the Capital Stock in Avantel, S. de R.L. de C.V and substantially all of the assets and all of the Capital Stock of Avantel Infraestructura, S. de R.L. de C.V. The Credit Agreement is attached in the Exhibit 4.19.